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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                      JURISDICTION
----------------------------------------                       -----------------

SYBRON DENTAL MANAGEMENT, INC.                                  Delaware

LRS ACQUISITION CORPORATION                                     Delaware
Ormco Corporation                                               Delaware
Allesee Orthodontic Appliances, Inc.                            Wisconsin
Maquiladora Aci-Mex, S.A. de C.V.                               Mexico
Ormco B.V.                                                      The Netherlands
Ormco Europe B.V.                                               The Netherlands
Ormco de Mexico, S.A. de C.V.                                   Mexico
Ormco (Europe) AG                                               Switzerland
Ormco GmbH                                                      Germany
Ormco Pty. Limited                                              Australia
Ormex S.A. de C.V.                                              Mexico
Socodent S.A.                                                   France
Aida International                                              France
Ormodent Belgique, S.A.                                         Belgium
Ormodent L.D.A.                                                 Portugal
Ormodent S.A.                                                   France
SDS de Mexico, S.A. de C.V.                                     Mexico

KERR CORPORATION                                                Delaware
belle de st. claire, inc.                                       Wisconsin
Kerr Australia Pty. Limited                                     New South Wales
Kerr (Europe) A.G.                                              Switzerland
Kerr GmbH                                                       Germany
Kerr Italia S.p.A.                                              Italy
Metrex Research Corporation                                     Wisconsin
Sybron Dental Specialties Japan, Inc.                           Japan

SYBRON CANADA LIMITED                                           Canada
Sybron Canada Holdings, Inc.                                    Delaware
Sybron Canada Limited Partner Company                           Nova Scotia
Sybron Canada General Partner Company                           Nova Scotia
Sybron Canada Funding Limited Partnership                       Nova Scotia
Hawe Neos Holding Company SA                                    Switzerland
Hawe Neos Dental SA                                             Switzerland
Indentoflex AG                                                  Switzerland
Dentconsult AG                                                  Switzerland

KERR U.K. LIMITED                                               England
Analytic Endodontics U.K. Limited                               England

PINNACLE PRODUCTS, INC.                                         Wisconsin